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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 2, 2007, relating to the financial statements of Venoco, Inc., appearing in the Annual Report on Form 10-K of Venoco, Inc. for the year ended December 31, 2006 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Denver, Colorado
May 24, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM